Exhibit (j)




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the incorporation by reference in this Registration Statement of Scudder Advisor Funds, III on Form N-1A ("Registration Statement") of our report dated May 31, 2005, relating to the financial statements and financial highlights which appears in the March 31, 2005 Annual Report to Shareholders of Lifecycle Long Range Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Counsel and Independent Registered Public Accounting Firm", "Financial Highlights" and "Financial Statements" in such Registration Statement.


/s/PricewaterhouseCoopers
PricewaterhouseCoopers
Boston, Massachusetts
July 29, 2005